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                                                                EXHIBIT 10.6



                                                             ORIGINAL

                                LEASE AGREEMENT

                                 BY AND BETWEEN

                NATIONSBANK OF NORTH CAROLINA, N.A., AS TRUSTEE
               FOR THE PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO

                                      AND

                           SYNTEL, INC., (AS TENANT)



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                               TABLE OF CONTENTS



                                                              PAGE
             1.   DESCRIPTION OF PREMISES ..................   1
             2.   TERM .....................................   1
             3.   RENTAL ...................................   2
             4.   DELIVERY OF POSSESSION ...................   7
             5.   ALTERATIONS AND IMPROVEMENTS BY TENANT ...   8
             6.   USE OF PREMISES ..........................   8
             7.   TAXES ....................................   9
             8.   FIRE AND EXTENDED COVERAGE INSURANCE .....   9
             9.   UTILITIES AND SERVICES ...................   9
             10.  PROPERTY OF TENANT .......................   11
             11.  TRADE FIXTURES AND EQUIPMENT .............   11
             12.  DAMAGE OR DESTRUCTION OF PREMISES ........   11
             13.  GOVERNMENTAL ORDERS ......................   12
             14.  MUTUAL WAIVER OF SUBROGATION .............   12
             15.  SIGNS AND ADVERTISING ....................   12
             16.  INDEMNIFICATION AND LIABILITY INSURANCE ..   13
             17.  LANDLORD'S RIGHT OF ENTRY ................   14
             18.  EMINENT DOMAIN ...........................   14
             19.  EVENTS OF DEFAULT AND REMEDIES ...........   14
             20.  SUBORDINATION ............................   15



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             21.  ASSIGNING AND SUBLETTING .................   16
             22.  TRANSFER OF LANDLORD'S INTEREST ..........   16
             23.  COVENANT OF QUIET ENJOYMENT ..............   17
             24.  ESTOPPEL CERTIFICATES ....................   17
             25.  PROTECTION AGAINST LIENS .................   17
             26.  MEMORANDUM OF LEASE ......................   17
             27.  FORCE MAJEURE ............................   17
             28.  REMEDIES CUMULATIVE --NONWAIVER ..........   18
             29.  HOLDING OVER .............................   18
             30.  NOTICES ..................................   18
             31.  LEASING COMMISSION .......................   19
             32.  MISCELLANEOUS ............................   19
             33.  SEVERABILITY .............................   21
             34.  REVIEW OF DOCUMENTS ......................   21
             35.  SPECIAL PROVISIONS .......................   21

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                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease") made and entered into as of the 30th day of November, 1994, by and between

     NATIONSBANK OF NORTH CAROLINA, N.A.,
     AS TRUSTEE FOR THE PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO,

hereinafter called "Landlord"; and

     SYNTEL, INC.,
     a Michigan corporation

hereinafter called "Tenant":

                              W I T N E S S E T H

     In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

     1. DESCRIPTION OF PREMISES.

     Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, that certain office space (the "Premises") containing approximately 50,241 rentable square feet (of which approximately 44,343 is usable square feet) of space located on the second (2nd) floor in a building known as Crossroads Office Building II, 110 Corning Road, Crossroads Corporate Park, Cary, North Carolina 27511 (the "Building") on a tract of land more particularly described on Exhibit "A" attached hereto; together with the nonexclusive right to use all parking areas, driveways, sidewalks and other common facilities furnished by Landlord from time to time in and around the Building. The Premises are shown shaded on the building plan attached hereto as Exhibit "B". The usable square footage for the Premises has been computed using the BOMA Method, and the rentable square footage has been computed by multiplying said usable square footage by 1.133.

     2. TERM.

     (a) Initial Term. Unless another date is specified for occupancy on an Exhibit attached hereto, or unless otherwise adjusted as provided pursuant to Paragraph 4 hereinbelow, the initial term of this Lease (the "Initial Term") shall commence on March 15, 1995 (the "Commencement Date") and shall end at midnight on March 31, 1999 (the "Expiration Date"). As used herein, the term "Lease Year" shall mean each consecutive twelve-month period of the Lease term, beginning with the Commencement Date (as same may be adjusted as hereinbelow provided) or any anniversary thereof. Notwithstanding anything herein to the contrary during the period commencing on the date that Landlord delivers Phase I (as defined in Exhibit "E" attached hereto and incorporated herein by this reference) of the Premises to Tenant and ending on the Commencement Date (or such earlier date that this Lease may be terminated,


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as herein provided) (the "Pre-commencement Occupancy Period"), Tenant shall be entitled to use and occupy Phase I (as defined in Exhibit "E") subject to and under the terms and conditions of this Lease, excepting only that Tenant shall not be responsible for the payment of any rentals with respect to such Pre-commencement Occupancy Period.

     (b) Option Period(s). Provided this Lease is still in full force and effect and Tenant is not in default under any of the terms, provisions or conditions of this Lease on its part to observe, comply with or fulfill, Tenant shall have the option to renew the term of this Lease for one (1) period of four (4) years next succeeding the Initial Term (the "Option Period"). Such option to renew shall be exercised by written notice to Landlord not less than nine (9) months prior to the end of the Initial Term. The Option Period, if exercised by Tenant, shall be on the same terms and conditions as provided in this Lease except that the annual Minimum Rental during such Option Period shall be an amount equal to ninety-five percent (95%) of the fair market rental for the Premises as mutually agreed upon by the parties. The term "fair market rent" as used herein shall be defined as the annual rental rate regarding the Premises, negotiated at arms length, that a willing, comparable, new non-equity tenant would pay and receive and what a willing landlord of a Comparable Building would accept and give as rent, and taking into consideration, without limitation, both the size of the Premises and the applicable "Operating Expense Base Amount" (as defined hereinbelow). In the event the parties cannot agree upon such mutually acceptable fair market rental on or before the date that is eight (8) months prior to the expiration of the Initial Term, each party shall select an MAI appraiser having at least five (5) years of experience with similar properties in the Raleigh/Cary, North Carolina area and such appraisers shall select a third MAI appraiser similarly qualified to determine such fair market rental. The average of the closest two determinations prepared by such appraisers shall be deemed to be such fair market rental and shall be binding upon Landlord and Tenant. Each party shall pay the cost of its own appraiser and the cost of the third appraiser shall be shared equally by Landlord and Tenant. Notwithstanding anything to the contrary, in no event shall the annual Minimum Rental for the Premises during said Option Period exceed an amount equal to Nineteen and No/100 Dollars per rentable square foot of the Premises or be less than the annual Minimum Rental payable during the final Lease Year of the Initial Term. Further, there shall be no option to renew except as set forth in this paragraph. TIME IS OF THE ESSENCE with regard to the exercise of the option to renew hereunder. As used in this Lease, the word "term" shall mean not only the Initial Term but also the Option Period, if exercised.

     3. RENTAL.

     During the full term of this Lease, Tenant shall pay to Landlord, without notice, demand, reduction (except as may be applicable pursuant to the paragraph entitled "Damage or Destruction of Premises" or the paragraph entitled "Eminent Domain" of this Lease), setoff or any defense, a total rental (the "Annual Rental") consisting of the sum total of the following:

     (a) Minimum Rental.

     (i) Lease Year One through Lease Year Two. Commencing with the Commencement Date and continuing through the end of Lease Year Two, Tenant shall pay a minimum annual rental (the "Minimum Rental") of Seven Hundred Seventy-eight Thousand Seven Hundred Thirty-five and 56/100 Dollars ($778,735.56) payable in equal monthly installments of Sixty-four Thousand Eight Hundred

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Ninety-four and 63/100 Dollars ($64,894.63) each in advance on or before the first day of each month. If the Commencement Date is a date other than the first day of a calendar month, the Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on the Commencement Date.

     (ii) Lease Year Three through Lease Year Four. Commencing at the beginning of Lease Year Three and continuing through the end of Lease Year Four, Tenant shall pay an annual Minimum Rental of Eight Hundred Thirty-nine Thousand Twenty-four and 76/100 Dollars ($839,024.76) payable in equal monthly installments of Sixty-nine Thousand Nine Hundred Eighteen and 73/100 Dollars ($69,918.73) each in advance on or before the first day of each month.

     (b) Operating Expenses.

     (i) As used in this paragraph 3(b), the following terms shall have the following meanings:

          (A) Annual Payment. Tenant's proportionate share of the increase, if any, in the Operating Expenses (as hereinbelow defined) paid or incurred respecting the Building during any applicable calendar year over the estimated Operating Expenses respecting the Building of Five and No/100 Dollars ($5.00) per rentable square foot (the "Operating Expense Base Amount"), reduced by the amount, if any, paid by Tenant as the Monthly Estimate during the applicable calendar year (such calculations to be annualized respecting any partial calendar year). Landlord represents that, to the best of Landlord's belief, the Operating Expenses regarding the Building regarding calendar year 1995 [adjusted, as applicable, in accordance with the provisions of subparagraphs 3(b)(i)(C) and 3(b)(i)(D) below] will not exceed Five and No/100 Dollars ($5.00) per rentable square foot. As used herein, Tenant's "proportionate share" shall be fifty-one and 04/100ths percent (51.04%) of said increase. Landlord represents that the Building contains 98,436 rentable square feet of space.

          (B) Monthly Estimate. Tenant's proportionate share of the amount determined by Landlord and payable by Tenant as the estimated increase in Operating Expenses for the ensuing calendar year over the Operating Expense Base Amount, which amount is payable in twelve (12) equal monthly installments.

          (C) Operating Expenses. All reasonable costs and expenses paid or incurred by Landlord (or the applicable agent of Landlord ["Agent"]) each calendar year in the management, operation, repair and maintenance of the Premises, the Building and the land described on Exhibit "A" (hereinafter collectively referred to as the "Project"), including without limitation:

     (1) All wages, salaries and compensation (including fringe benefits) paid or incurred for employees of Landlord or Agent performing any services in connection with the Project;

     (2) The costs of all materials, supplies, equipment and tools (whether purchased or leased) utilized with respect to the Project;

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     (3)  The costs of all services rendered by third parties with respect to the Project; and all costs paid or incurred by Landlord in providing any of the services to be provided by Landlord pursuant to the terms of the Lease;

     (4) Utility costs and services paid or incurred with respect to the Project, including, without limitation, costs for electricity, gas, telephone, sewage, refuse or garbage collection and fire protection for the Project;

     (5) All insurance premiums and policy deductibles paid with respect to the Project, including, without limitation, fire and extended coverage insurance, rent loss and public liability insurance coverage;

     (6) Management fees (not to exceed competitive market rates for similar properties) and expenses for the Project;

     (7)  Taxes, as hereinafter defined;

     (8) Accounting and legal costs relating to the Project, except as hereinbelow excluded;

     (9) Common area maintenance charges, if any, levied or assessed against or payable with respect to the Project; and

     (10) Costs of all capital improvements to the Project which are either required under any governmental law or regulation which was not applicable to the Project at the time a certificate of occupancy is issued for the Building or which reduce Operating Expenses; provided that the costs of any such capital improvements shall be amortized over a reasonable period (as determined in accordance with generally accepted accounting principles) with interest thereon at the lower of 10.5% or the prime rate of NationsBank of North Carolina, N.A., in effect at the time such capital improvements were made.

     Operating Expenses shall not include: (i) depreciation or amortization (except as otherwise provided above), (ii) debt service or interest (paid or accrued) or ground lease payments, (iii) leasing commissions or brokerage fees, (iv) repairs to the Building and any demised premises where the occurrence causing the damage or loss necessitating repair is reimbursed by insurance carried by Landlord or which would have been reimbursed by insurance as would normally be carried by a reasonably prudent operator, (v) renovating space for new tenants or in renovating space vacated by any tenant, (vi) Landlord's cost of utilities charged to tenants and Landlord's payroll, material and contract cost of other services charged to tenants, (vii) costs incurred by Landlord for Tenant's alterations, (viii) any cost of painting and decorating the premises of other tenants, (ix) the cost of capital improvements (except as described above), (x) all expenses of leasing other premises within the Building (including without limitation attorneys' fees, accounting fees and real estate brokerage commissions), (xi) all general administrative and office overhead or related expenses for offices of Landlord located inside or outside of the Building, (xii) salaries and other compensation and benefits of Landlord's employees not located full-time at the Project (provided that a prorata portion of the salary, other compensation and benefits of



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    Landlord's employees at or below the level of Building manager providing services on site to the Project or within the Building shall be included in the Operating Expenses, (xiii) advertising, promotions and public relations attributable to Landlord's efforts to increase or maintain the occupancy rate in the Building, (xiv) state, federal or local income taxes, excess profits or franchise taxes, and other similar taxes imposed on, measured by or determined from the gross income of Landlord, (xv) expenses performed as a special service for another tenant that are not standard to all tenants, (xvi) any costs, fines or penalties incurred because Landlord violated any governmental rule or authority, (xvii) costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous wastes or asbestos-space containing materials from the Building or Premises, unless present because of Tenant's negligence or intentional acts on the Project, or (xviii) costs to repair any defects in workmanship or materials related to the construction of the Building. Furthermore, Operating Expenses shall be reduced by reimbursements, credits, discounts, reductions or other allowances are receivable by Landlord for items of costs included in Operating Expenses except for reimbursements to the Landlord by tenants under the Operating Expenses/Taxes provisions. Operating Expenses for any partial calendar year of the Term shall be prorated by Landlord. If, in determining the Operating Expenses in any calendar year, less than ninety-five percent (95%) of the Building is fully occupied during such calendar year, then Landlord will adjust, in a commercially reasonable manner, the applicable items of Operating Expenses which are occupancy dependent for such calendar year to reflect what the Operating Expenses would have been had the Building been ninety-five percent (95%) occupied at all times during such calendar year, and Tenant's "proportionate share" of the cost of such Operating Expenses shall be based on such adjusted total cost.

        (D) Taxes. All real estate taxes, drainage assessments (whether for drainage, sewage or public improvements), taxes on rent or the occupancy or use of the Project and similar governmental impositions, whether general or special, levied, assessed, charged or imposed by federal, state, county or local governmental authorities against the Project or any part thereof or the rents therefrom (excluding, however, any income, franchise or similar tax imposed directly on Landlord or the income derived by Landlord from the Project unless the same are levied or assessed in lieu of any of the foregoing), together with all costs reasonably incurred by Landlord in contesting the same. In the event of any special assessment or similar charge affecting the Project, Tenant shall only be responsible for paying its proportionate share of those portions of such charge(s) which are due and payable during the term of this Lease and under the assumption that any such charge has been paid over the longest period allowed by law (and regardless of whether Landlord shall have elected to pay such charge in a lump sum or other accelerated basis). If, in determining the Taxes in any calendar year, the Building is not assessed as a fully completed structure, then Landlord will reasonably adjust the Taxes for such calendar year to reflect what the Taxes would have been had the Building been assessed as a fully completed structure and Tenant's "proportionate share" shall be based on such adjusted amount.

    (ii) In addition to the payment of Minimum Rental, Tenant shall also pay throughout the term of this Lease, including any applicable extensions and renewals, the Monthly Estimate and the Annual Payment, which amounts shall be payable as follows:


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         (A)    During the final month of each calendar year, or as soon as possible thereafter, Landlord shall provide Tenant with written notice of Landlord's estimate of Operating Expenses for the ensuing calendar year and the amount to be paid by Tenant as the Monthly Estimate. In the event such estimate indicates that Operating Expenses for the ensuing calendar year shall exceed the Operating Expense Base Amount, then Tenant shall pay to Landlord the Monthly Estimate in advance on the first day of each month during the ensuing calendar year; provided, however, that if such estimate is not given on or prior to the commencement of the ensuing calendar year, then (1) Tenant shall continue paying the Monthly Estimate paid during the prior calendar year until such time as Landlord provides Tenant with such notice for the then current calendar year and (2) at such time as Tenant is given the Monthly Estimate for the then current calendar year, Tenant shall pay any unpaid portion of the new Monthly Estimate payments which has accrued from the commencement of the then current calendar year through the date such notice is given;

         (B) Within sixty (60) days after the end of each calendar year, or as soon as possible thereafter, but not later than one hundred twenty
    (120) days thereafter, Landlord shall deliver to Tenant a reasonably detailed statement setting forth (1) the amount of Operating Expenses paid or incurred in the immediately preceding calendar year in excess of the Operating Expense Base Amount, (2) the amount paid by Tenant as the Monthly Estimate during the immediately preceding calendar year and (3) the amount, if any, owing by Tenant as the Annual Payment. Upon the request of Tenant, Landlord will promptly provide any supplemental information reasonably required by Tenant related to any such statement. If the statement indicates that an Annual Payment is due from Tenant, then Tenant shall pay such amount in full within thirty (30) days after such statement is given to Tenant and any applicable Monthly Estimate then being paid by Tenant shall be increased by an amount equal to one-twelfth (1/12) of the amount of the Annual Payment then due, which amount shall be payable as provided in paragraph 3(b)(ii)(A) above. If the statement indicates that the amount paid by Tenant during the preceding calendar year as the Monthly Estimate is in excess of Tenant's share of increases in Operating Expenses for the then applicable calendar year, then the excess shall be applied as a credit to the Monthly Estimate due from Tenant for the then current calendar year, and if after the expiration of the Term, reimbursed to Tenant within thirty
    (30) days.

    Notwithstanding anything provided herein to the contrary, in no event shall the amount of Annual Rental payable by Tenant in any calendar year, annualized for any partial calendar year, be less than the Minimum Rental.

    (iii) Tenant may review Landlord's books pertaining to the determination of the Monthly Estimate and the Annual Payment during regular business hours in Landlord's or Agent's office on or before one (1) year after Landlord delivers its statement of amounts due from Tenant; provided, however, that all reasonable expenses incurred by Landlord or Agent in connection with such review shall be paid by Tenant and such review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay the Monthly Estimate or Annual Payment.

    (iv) Continuing Obligation. If for any reason the Expiration Date of this Lease shall be on a day other than the final day of a calendar year, then the Monthly Estimate shall continue to be paid by


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Tenant through the Expiration Date and upon determination of the actual
Operating Expenses for the calendar year in which the Expiration Date occurs, Tenant shall pay to Landlord the Annual Payment or Landlord shall refund any excess amounts paid to Tenant as the Monthly Estimate, as the case may be.

    (v) No Annual Payment for 1995. Notwithstanding anything herein to the contrary, Landlord agrees that Tenant shall not be responsible for the payment of any Annual Payment or Monthly Estimate payments regarding calendar year 1995. Tenant shall be responsible for any applicable Annual Payment and Monthly Estimate payments for all calendar years subsequent to calendar year 1995.

    (c)  Late Payment.

    If any installment of Minimum Rental, Monthly Estimate or Annual
Payment (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid ten (10) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to the greater of (i) Fifty and No/100 Dollars ($50.00) or (ii) a sum equal to five percent (5%) of the unpaid rent or other payment, but not in excess of Two Hundred Fifty and No/100 Dollars ($250.00). All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid, at the lesser of twelve percent (12%) per annum or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and shall in no way constitute an accord and satisfaction.

    (d)  Documentary Tax.

    In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) levied on the rental, leasing or letting of the Premises, whether local, state or federal, is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, to the extent that same is payable by real property owners as a class the cost thereof (based upon the Project being the sole property of Landlord) shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

    4.   DELIVERY OF POSSESSION.

    Landlord will deliver both Phase I and Phase II (as such phases are defined in Exhibit "E") of the Premises to Tenant on or before the Commencement Date, with Landlord's work substantially completed in accordance with the Plans (as defined in Exhibit "E") to be prepared by Landlord, all as more particularly set forth in Exhibit "E" attached hereto. Without limiting the generality of anything herein (or in Exhibit "E"), the Plans will comply with all applicable laws and ordinances respecting the construction of the Premises and the "Upfit Work" (as such term is defined in Exhibit "E") will be performed in a good and workmanlike manner. Landlord and Tenant agree to cooperate in good faith in the preparation and approval of said Plans, consistent with the schedule set forth in Exhibit "E" attached hereto. When the Plans have been completed and approved, a copy of same (or a list of the applicable drawings) shall be attached to this Lease as Exhibit "C". Such substantial completion of the


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Premises in accordance with the Plans shall be evidenced by the certification of Landlord's architect or other designated engineering representative. If Landlord for any reason whatsoever cannot deliver posses-sion of the Premises to Tenant on the Commencement Date as above specified, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event, the Commencement Date shall be adjusted to be the date when Landlord does in fact deliver possession of the Premises to Tenant. However, in the event the Premises are not delivered to Tenant on or prior to July 14, 1995, then, as Tenant's sole and exclusive remedy, Tenant may terminate this Lease by written notice given to Landlord on or before such date, in which event Tenant shall surrender possession of any applicable portion(s) of the Premises occupied by Tenant in the condition set forth in Paragraph 6(c) below. In such event, and if this Lease is not terminated pursuant to the foregoing sentence, then the Commencement Date shall be adjusted to the date Landlord delivers the Premises to Tenant as hereinabove provided.

    5.   ALTERATIONS AND IMPROVEMENTS BY TENANT.

         Tenant shall make no structural changes respecting the Premises or the Building and shall make no changes of any kind respecting the Premises or the Building that are visible from the exterior of the Premises. Any other nonstructural changes or other alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant's trade fixtures as described in the paragraph entitled "Trade Fixtures and Equipment" below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord's sole election, and shall, at Landlord's sole election, remain upon the Premises at the expiration or earlier termination of this Lease.

    6.   USE OF PREMISES.

    (a) Tenant shall use the Premises only for general office space purposes only (including general ancillary purposes related thereto) and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Building as a first-class real estate development. Tenant's duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises.

    (b) Without limiting the generality of (a) above, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property. Landlord agrees that it shall not knowingly use or permit the use of the Building or any portion thereof in violation of any applicable law, ordinance or regulation of any governmental authority having jurisdiction over the Building.


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


    (c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as on the date of the completion of the tenant improvements in the Premises, ordinary wear and tear, acts of God, damage by casualty, and repairs required to be made by Landlord hereunder alone excepted.

    (d) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this numbered paragraph 6. This indemnification shall survive the termination or expiration of this Lease.

    7.   TAXES.

    (a) Except as may otherwise be required by law, Tenant shall pay any taxes, documentary stamps or assessments of any nature imposed or assessed upon this Lease, Tenant's occupancy of the Premises or Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

    (b) Landlord shall pay Taxes which are now or hereafter assessed upon the Project, except as otherwise expressly provided in this Lease.

    8.   FIRE AND EXTENDED COVERAGE INSURANCE.

    Landlord shall maintain and pay for fire insurance, with extended coverage, covering the Building equal to at least eighty percent (80%) of the replacement cost thereof. Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extrahazardous on account of fire and Tenant shall not use the Premises or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or its agent(s), contractor(s), employee(s), invitee(s), licensee(s), servant(s), subcontractor(s) or subtenant(s) the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant. Landlord represents that Tenant's contemplated use of the Premises will not cause any increase in insurance premiums.

    9.   UTILITIES AND SERVICES.

         In accordance with all applicable laws, regulations and ordinances, Landlord, at its expense, subject to Operating Expenses reimbursement by Tenant for such services (the utilities and services in this Paragraph 9 described to be provided by Landlord hereinafter being referred to as the "Services"), shall provide the Premises with reasonably comfortable heating and air conditioning (between 68 degrees F and

78 degrees F, inclusive, from October 1 to April 30, and between 74 degrees F and 78 degrees F, inclusive, from May 1 to September 30, unless mandated otherwise by law) Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m. [exclusive of holidays observed in Raleigh, North Carolina, by other landlords of similar type properties ("Holidays")]. So long as the Premises are kept in reasonable order by Tenant, Landlord shall provide the Premises with reasonable janitorial and general cleaning services as shown on Exhibit "H" from Monday through Friday provided further, however, that Landlord shall not be obligated to provide such services on Holidays. Landlord shall, at its expense, subject to Operating Expenses reimbursement by Tenant for the Services, furnish the Premises with electricity for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, personal computers, copying machines, and the like which use 110 volt electrical power and 20 AMP circuits and 220 volt circuits for specific equipment requirements, all in accordance with the Plans referred to in Exhibit "E". Tenant shall not use any electrical equipment which in Landlord's reasonable opinion will overload the Building's electrical circuits or interfere with the reasonable use thereof by other tenants except as contemplated in the Plans. Tenant shall not, without Landlord's prior written consent in each instance (which consent shall not be unreasonably withheld), connect any additional items (such as electrical heaters or mainframe computer systems) to the Building's electrical distribution system or make any alteration or addition to such system. In the event that Landlord shall consent to such alterations or additions, all labor, material and equipment required therefor shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant upon demand by Landlord. If heat generating machines or equipment shall be used in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. If Tenant shall install any equipment that (i) uses electrical power requiring other than 110 volt service, or (II) in any way increases demands for electrical power, water or gas usually furnished for use in Premises of like size in the Building, Tenant shall pay Landlord upon demand the cost of any such excess. Landlord shall furnish elevator service to all floors of the Building at all times. At Landlord's option, all elevators may be self-service. Landlord shall furnish a reasonable amount of hot and cold running water to lavatories and toilets in or appurtenant to the Premises and shall keep all plumbing in working order. Landlord shall maintain and keep up all elevators, rest rooms and corridors of the Building. Landlord shall have the right to terminate the furnishing of any or all of the utilities and Services hereinbefore provided for at and for any and all such reasonable time or times as Landlord shall deem necessary for repairs, alterations or improvements. In the event the Premises becomes unfit for the conduct of Tenant's business operation as a result of Landlord's failure to provide any of such Services for three (3) consecutive business days, then the rental hereunder shall abate proportionately for the portion deemed unfit from and after such third business day. Also, if the Premises becomes unfit because of Landlord's failure to provide any of such Services more than once in any twelve (12) consecutive month period, with respect to each of such instances occurring after the first such failure during any such twelve (12) consecutive month period which continued beyond such three (3) day grace period, then the rental hereunder shall abate proportionately to the portion deemed unfit immediately [i.e., without such three (3) day grace period] with respect to such subsequent occurrences. Landlord shall have no liability or responsibility to Tenant for loss or damage in the event the furnishing of any of the utilities and Services hereinbefore provided for is prohibited or stopped for repairs, alterations or improvements or by reason of causes beyond Landlord's reasonable control including, without limitation, accidents, strikes, lockouts, or orders or regulations of any federal, state or municipal authority.

    10.  PROPERTY OF TENANT.

    All property placed on the Premises by, at the direction of or with the consent of the Tenant, its employees, agents, licensees or invitees, shall be at the risk of the Tenant or the owner thereof and Landlord shall not be liable for any loss of or damage to said property resulting from any cause whatsoever.

    11.  TRADE FIXTURES AND EQUIPMENT.

    So long as Tenant is not in default under this Lease, any trade fixtures installed in the Premises at Tenant's expense shall remain Tenant's personal property and Tenant shall have the right at any time during the term of this Lease to remove such trade fixtures. Upon removal of any trade fixtures, Tenant shall immediately restore the Premises to substantially the same condition as they were when received by Tenant, ordinary wear and tear and acts of God alone excepted. Any trade fixtures not removed by Tenant at the expiration or an earlier termination of the Lease shall become, at Landlord's sole election, either (i) the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) subject to Landlord's removing such property from the Premises and storing same, all at Tenant's expense and without any recourse against Landlord with respect, thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be "trade fixtures" and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any dock levelers; (d) any carpeting or other permanent floor coverings; (e) any paneling or other wall coverings; (f) plumbing fixtures and equipment; or (g) permanent shelving.

    12.  DAMAGE OR DESTRUCTION OF PREMISES.

    If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rental shall not be abated. If by reason of such casualty the Premises are rendered untenantable in Tenant's business, either in whole or in part, Landlord shall cause the damage to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the term of this Lease. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and the amount of time required to repair the damage using due diligence is in excess of one hundred twenty (120) days, then either party shall have the right to terminate this Lease by giving written notice of termination within sixty
(60) days after the date of casualty, and the Annual Rental shall abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable. Notwithstanding the other provisions of this paragraph, in the event there should be a casualty loss to the Premises to the extent of fifty percent (50%) or more of their replacement value or if the Premises are rendered untenant-able for the conduct of Tenant's business operations during the last
Lease Year of the initial term or any extended term, either party may, at its option, terminate this Lease by giving written notice within sixty (60) days after the date of the casualty and rent shall abate as of the date of such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this paragraph shall affect any rights of Landlord or Tenant hereunder because of prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises.

    13.     GOVERNMENTAL ORDERS.

    Except as hereinbelow set forth regarding compliance of the physical structure of the Premises with the applicable requirements of the Americans with Disabilities Act and the implementing regulations (the "ADA") as of the Commencement Date, Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant's use or occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's use or occupancy.
With regard to the physical structure of the Premises, Landlord agrees to use good faith and due diligence to undertake those actions that are "readily achievable" (as such term is defined in the ADA) in order to attempt to bring the physical structure of the Premises in compliance with the applicable requirements of the ADA in effect as of the Commencement Date. If it is determined that for any reason Landlord shall have failed to cause the physical structure of the Premises to be brought into compliance with the ADA as of the Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation, will take the action(s) necessary to cause the physical structure of the Premises to so comply, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding JD any failure of the Premises or the activities therein to comply with the applicable requirements of the ADA.

    14.  MUTUAL WAIVER OF SUBROGATION.

    For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to persons (including death) or property caused by a casualty of any type whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

    15.  SIGNS AND ADVERTISING.

    (a) Landlord will install one tenant identification sign for Tenant in accordance with Building standards, such sign to be located at or near the Tenant's front entrance to the Premises. Landlord will further install, at Landlord's expense, a monument sign for the Building, such monument sign to contain tenant identification panels, one of which shall identity Tenant. Tenant's name shall be displayed in the uppermost prominent position on such monument sign. In the event Landlord, in its sole and absolute discretion, ever elects to allow signage on the side(s) of the Building, Landlord will allow Tenant the first opportunity to place its name on the Building.

    (b) In order to provide architectural control for the Building, Tenant shall install no other exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Premises. Landlord shall have the right to remove any such sign or other decoration and restore fully the Premises at the cost and expense of Tenant if any such exterior work is done without Landlord's prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

    16.  INDEMNIFICATION AND LIABILITY INSURANCE.

    (a) Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises or other areas in the Building if caused or occasioned wholly or in part by any act(s) or omission(s) of Tenant, its agent(s), contractor(s), employee(s), invitee(s), licensee(s), servant(s), subcontractor(s) or subtenant(s), except if caused by any act or omission on the part of Landlord. The non-prevailing party shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or property.

    (b) Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises or other areas in the Building if caused or occasioned by any act(s) or omission(s) of Landlord, its agent(s) or employee(s), except if caused by any act(s) or omission(s) on the part of Tenant, its agent(s), contractor(s), employee(s), invitee(s), licensee(s), servant(s), subcontractor(s) or subtenant(s). Provided, however, Landlord shall not be liable for any damage caused or occasioned by or from water, snow or ice being upon or coming through the roof, trapdoor, walls, windows, doors, or otherwise in, upon or about the Premises or the Building, or from any damage arising from acts or omissions of co-tenants or other occupants of the Building.

    (c) At all times during the term of this Lease, Tenant shall at its own expense keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than $1,000,000.00 coverage and with such company(ies) licensed to do business in the state in which the Premises is located and naming Landlord as an additional insured. Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days' written notice to Landlord.

    17.  LANDLORD'S RIGHT OF ENTRY.

    Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective purchasers and/or lenders, as well as at any time in the event of emergency involving possible injury to property or persons in or around the Premises or the Building. Further, during the last six (6) months of the initial or of any extended term, Landlord and those persons authorized by it shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

    18.  EMINENT DOMAIN.

    If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition and the Annual Rental shall be proportionately and equitably reduced. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant and if such separate award does not reduce the award to Landlord.

    19.  EVENTS OF DEFAULT AND REMEDIES.

    (a)  Upon the occurrence of any one or more of the following events
(the "Events of Default," any one an "Event of Default"), the party not in default shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

         (i) Tenant's failure to pay when due any rental or other sum of money payable hereunder and such failure is not cured within ten (10) days after written notice thereof;

         (ii) Failure by either party to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, such party does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter complete such act or acts within a reasonable time;

         (iii)Tenant shall become bankrupt or insolvent, or file any debt or proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant's assets and such petition or appointment shall not have been set aside within sixty
    (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

         (iv) Tenant allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

    (b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or to reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, provided Landlord's actions shall be in accordance with applicable legal procedures. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. Landlord will use reasonable efforts to mitigate its damages in the event of any such Event of Default by Tenant; provided, however, as used herein, the term "reasonable efforts to mitigate its damages" shall never be construed to require Landlord to make efforts to mitigate its damages in excess of the requirement to mitigate damages imposed upon Landlord under applicable North Carolina law in effect as of the date of this Lease. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises, and Tenant shall remain liable to Landlord for the total amount of (i) the Annual Rental as would have been payable by Tenant hereunder for the remainder of the term, less (ii) the rentals actually received from any applicable reletting, or less the reasonable rental value of the Premises for the remainder of the term (which amount may, at Landlord's election, be accelerated to be due and payable in full, as of the Event of Default and recoverable as damages in a lump sum, in which event said amount shall be discounted to present value, using a discount rate equal to the then rate publicly announced by NationsBank of North Carolina, N.A., as its "prime" rate). In determining the Annual Rental which would be payable by Tenant subsequent to default, the Annual Rental for each Lease Year of the unexpired term shall be equal to the Annual Rental payable by Tenant for the last Lease Year prior to the default. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees to the extent allowed by applicable law.

    20.  SUBORDINATION.

    Landlord represents and warrants that at the time of execution of this Lease there is no mortgage, deed of trust or similar lien encumbering the Building or the Premises. This Lease shall be subject and subordinate to any and all mortgages or deeds of trust hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) as Landlord may reasonably request evidencing subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust. Provided, however, it shall be a condition to any such subordination that in each case the holder of the mortgage or deed of trust shall agree in writing that this Lease shall not be divested by foreclosure or other default proceedings thereunder so long as Tenant shall not be in default under the terms of this Lease beyond any applicable cure period set forth herein. Tenant shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this paragraph.

    21.  ASSIGNING AND SUBLETTING.

    Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Landlord denies consent, it must explain in writing, in reasonable detail, its reasons for the denial. Notwithstanding the foregoing, and provided that there is no change in use or in the tenant's operations within the Premises, Tenant shall have the right, without the prior approval of Landlord, but upon written notice to Landlord, to assign the Lease or sublet all or any portion of the Premises to any corporation or entity which is controlled by or is under common control with Tenant, or to any corporation, partnership or other entity resulting from the merger or consolidation with Tenant or any person or entity which acquires substantially all of Tenant's assets. If Tenant makes any such assignment, sublease, mortgage, pledge or encumbrance with or without Landlord's written consent, Tenant will still remain primarily liable for the performance of all terms of this Lease and one-half (1/2) of any rental or any fees or charges received by Tenant (net of Tenant's reasonable costs related to such assignment or sublease) in excess of the Annual Rental payable to Landlord hereunder shall be also paid to Landlord as further rental under this Lease. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein.

    22.  TRANSFER OF LANDLORD'S INTEREST.

    If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder accruing from and after the date of such transfer, and Tenant shall look solely to such successor in interest for performance of all of Landlord's obligations accruing from and after the date of such transfer. Tenant's obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

    23.  COVENANT OF QUIET ENJOYMENT.

    Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as Tenant does not default in the performance of any of the terms hereof.

    24.  ESTOPPEL CERTIFICATES.

    Within ten (10) days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or acceptable to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that, to the best of its knowledge and belief, Tenant claims no defenses or offsets with respect to payment of rentals under this Lease except as may be otherwise noted.
Likewise, within ten (10) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

    25.  PROTECTION AGAINST LIENS.

    Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within thirty (30) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at the maximum lawful rate.

    26.  MEMORANDUM OF LEASE.

    If requested by Tenant, Landlord shall execute a recordable
Memorandum or Short Form Lease, prepared at Tenant's expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

    27.  FORCE MAJEURE.

    In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant's obligations to pay Annual Rental or any other sums, monies, costs, charges or expenses required by this Lease.

    28.     REMEDIES CUMULATIVE - NONWAIVER.

    Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party's default shall impair such right or be construed to be a waiver of a default.

    29.  HOLDING OVER.

    If Tenant remains in possession of the Premises or any part thereof after the expiration of the term of this Lease, whether with or without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The "monthly" rental payable by Tenant during any such tenancy at will period shall be one hundred twenty-five percent (125%) of the monthly installments of Annual Rental payable during the final year immediately preceding such expiration. If Tenant retains possession of the Premises in a holdover situation, without Landlord's written approval, for more than thirty (30) days, then Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's unequivocal written acquiescence.

    30.  NOTICES.

    Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid and addressed as follows:



AS TO LANDLORD:                c/o NationsBank of North Carolina, N.A.,
                               Real Estate Investment Services,
                               Investment Division, Trust Department
                               One NationsBank Plaza, NCI-002-11-07
                               Charlotte, North Carolina 28255-0131

                Attention:     Mr. Floyd T. Boyce

AS TO TENANT:                  Syntel, Inc.
                               Suite 200
                               110 Coming Road
                               Cary, North Carolina 27511

                Attention:     Personnel & Administration Manager

WITH A COPY TO:                Syntel, Inc.
                               Suite 301
                               5700 Crooks Road
                               Troy, Michigan 48098

                Attention:     Financial Controller; and,
                               VP, Human Resources & Administration



    The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

    31.  LEASING COMMISSION.

    Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except Carolantic Realty, Inc. and Highwoods Properties, Inc. (the "Brokers"). Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease except as to Brokers. Landlord agrees to be responsible for the leasing commission due Brokers pursuant to a separate written agreement between Landlord and Carolantic Realty, Inc., and to hold Tenant harmless respecting same.

    32.  MISCELLANEOUS.

    (a)  Rules and Regulations.

    Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the "Rules and Regulations") for Tenant's use of the Premises and the Building. A copy of Landlord's current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit "D". Tenant shall abide by and actively enforce on all its employees, agents, invitees and licensees such regulations including without limitation rules governing parking of vehicles in designated portions of the Building.

    (b)  Evidence of Authority.

    If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

    (c)  Limitation of Landlord's Liability.

    If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Building as the same may then be encumbered; and neither Landlord nor, if Landlord be a partnership, any of the partners comprising Landlord shall have any personal liability for any deficiency. It is understood and agreed that in no event shall Tenant or any person claiming by or through Tenant have the right to levy execution against any property of Landlord other than its interest in the Building as hereinbefore expressly provided.

    (d)  Nature and Extent of Agreement.

    This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations,. or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the rela-tionship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

    (e)  Binding Effect.

    This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by a Vice President of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by a Vice President of Landlord.

    (f)  Captions and Headings.

    The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

    (g)  Lease Review.

    The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

    (h)     Right to Relocate. [Intentionally deleted.]

    (i) Security Deposit. Tenant, simultaneously with the delivery of this Lease executed by Tenant to Landlord, has paid to Landlord the amount of Sixty-four Thousand Eight Hundred Ninety-four and 63/100 Dollars ($64,894.63) (the "Deposit") as security for Tenant's performance of all obligations hereunder. The Deposit may be held by Landlord in such manner as it shall elect and Landlord shall be entitled to any interest which accrues on the Deposit. In the event of a default by Tenant, Landlord may, at its option, apply all or any part of the Deposit to cure the default, and thereupon Tenant shall immediately redeposit with Landlord the amount so applied in order that Landlord will always have the full Deposit on hand during the term of this Lease. Upon the termination of this Lease, provided that Tenant is not in default hereunder, Landlord shall refund to Tenant any of the remaining balance of the Deposit subject to final adjustments for payment of any rental required by this Lease. If the Premises is sold, Landlord shall have the right to transfer the Deposit to the new owner, and upon the new owner's express assumption of the obligations for the Deposit required by this Lease, Landlord shall thereupon be released from all liability for such Deposit, and Tenant thereafter shall look only to the new owner for such Deposit. The terms hereof shall apply to every transfer of the Deposit.

    33.  SEVERABILITY.

    If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

    34.  REVIEW OF DOCUMENTS.

    If, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or
(ii) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to the lease, then the party making such request shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys fees, incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. In the event the requesting party is Tenant, all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be additional rental due hereunder and shall be payable by Tenant promptly upon demand.

    35.  SPECIAL PROVISIONS.

         The special provisions, if any, contained in Exhibit "E" attached hereto and initialled by the parties, are incorporated herein by this reference. In the event of a conflict between the terms and conditions of said Exhibit "E" and the terms and conditions of the main body of this Lease, the terms and conditions of Exhibit "E" shall control.

     IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

                            "LANDLORD"



                            NATIONSBANK OF NORTH CAROLINA, N.A., AS
[CORPORATE SEAL]            TRUSTEE FOR THE PUBLIC EMPLOYEES RETIREMENT
                            SYSTEM OF OHIO



ATTEST:


                            By:  ?
       ?                        ------------------------------
----------------------                    Vice President
  Assistant Secretary           ---------



                            "TENANT"

                            SYNTEL, INC.,
[CORPORATE SEAL]            a Michigan corporation


ATTEST:
                            By:  ?
       ?                        ------------------------------
----------------------                    President
            Secretary           ---------
-----------

STATE OF NORTH CAROLINA

COUNTY OF CABARRUS

     This 5th day of December, 1994, personally came before me George Massengale who, being by me duly sworn, says that he is Vice President of NATIONSBANK OF NORTH CAROLINA, N.A., that the seal affixed to the foregoing instrument in writing is the corporate seal of said Bank, and that said writing was signed and sealed by him, in behalf of said Bank by its authority duly given, and the said Vice President acknowledged the said writing to be the act and deed of said Bank.

                                                  ROBBIE E. CALDWELL
                                               -------------------------
                                                     Notary Public

[NOTARIAL SEAL]

My Commission Expires September 11, 1995



STATE OF MICHIGAN

COUNTY OF OAKLAND

     This 30 day of November, 1994, personally came before me Bharat Desai, who, being by me duly sworn, says that he is President of SYNTEL, INC., that the seal affixed to the foregoing instrument in writing is the corporate seal of the Corporation, and that said writing was signed and sealed by him, in behalf of said Corporation, by its authority duly given, and the said
President acknowledged the said writing to be the act and deed of said Corporation.


                                                      ARLENE M. PAULI
                                                -------------------------------
                                                       Notary Public

[NOTARIAL SEAL]

                                                    ARLENE M. PAULI
My Commission expires:                   NOTARY PUBLIC - MACOMB COUNTY, MICH.
                                              MY COMMISSION EXPIRES 1-29-95
   01/29/95                                      ACTING IN OAKLAND COUNTY
------------------

                                   EXHIBIT A

                       Legal Description Of Crossroads II

                    For:             Crossroads 11 Building
                              Cary, North Carolina



                               LEGAL DESCRIPTION

                                 CROSSROADS TWO

     A certain tract or parcel of realty, lying and being in the Town of Cary, Wake County, North Carolina, being more fully described as follows, viz:

     BEGINNING at an existing iron pipe in the western right of way line of Corning Road, said pipe marking the southeast corner of the Crossroads One parcel; thence with the line of Corning Road, a course of S 6 deg 39' 47" W for a distance of 30.00 feet to a calculated point; thence along the arc of a circular curve with a radius of 100.00 feet and a delta angle Of 99 deg 28' 31" for an arc length of 173.62 feet, a chord bearing of S 43 deg 05' 02" E and chord length of 152.62 feet to a calculated point; thence with the line of NationsBank as Trustee, a course of S 2 deg 19' 42" E for a distance of 95.62 feet to a calculated point; thence with the line of NationsBank as Trustee, a course of S 20 deg 09' 46" W for a distance of 370.01 feet to a calculated point; thence with the line of Margaret Benfield, a course of N 70 deg 19' 37" W for a distance of 815.00 feet to an existing iron pipe; thence with the line of Felix Jones and Hex Investments, a course of N 31 deg 47' 08" E for a distance of 538.62 feet to an existing iron pipe; thence with the line of Crossroads One, a course of S 60 deg 12' 36" E for a distance of 165.00 feet to an existing iron pipe; thence with the line of Crossroads One, a course of S 75 deg 00' 40" E for a distance of 125.98 feet to an existing iron pipe; thence along the arc of a circular curve with a radius of 988.00 feet and a delta angle of 14 deg 11' 15" for an arc length of 244.65 feet, a chord bearing of S 82 deg 06' 17" E and chord length of 244.02 feet to an existing iron pipe, the point and place of BEGINNING and containing 8.799 acres, more or less. This description was prepared 29 March 1994 by James S. Murphy, RLS for the sole purpose of describing lease limits and in no way is this description to be used for purposes of sale or conveyance.

* This legal description shall be revised to include an additional tract of realty if Landlord chooses to develop such additional tract of realty as part of the Building.

                              EXHIBIT B - PREMISES
                                  SYNTLE, INC

           [PHASE I CONSTRUCTION AND PHASE II CONSTRUCTION FLOORPLAN]

                                  EXHIBIT "C"

          PLANS AND SPECIFICATIONS/WORK LETTER IDENTIFICATION LISTING

                  [TO BE PROVIDED BY LANDLORD UPON COMPLETION]

                                   EXHIBIT "D"

                             RULES AND REGULATIONS

     a. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any tenant or used by any tenant for any other purpose than for ingress and egress from and to their respective offices. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgement of Landlord, or its employees, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants.

     b. The floors, skylights, windows, doors and transoms that reflect or admit light in passageways, or into any place in the Building, shall not be covered or obstructed by any tenant. The toilet rooms, water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, chemicals or refuse or other injurious substances, shall be thrown therein. Any damage resulting from such misuse or abuse shall be borne and immediately paid by the tenant by whom or by whose employees it shall have been caused.

     c. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of said Building unless first consented to in writing by the Landlord.

     d. No additional locks shall be placed upon any doors of the Premises and no tenant shall permit any duplicate keys to be made, but if more than two keys for any door or lock shall be desired, the additional number must be obtained from the Landlord and be paid for by the tenant; each tenant must, upon the termination of its lease, leave the windows and doors in the demised Premises in like condition as the date of said lease, and must then surrender all keys to its premises.

     e. No tenant shall cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in its Premises and in the Building. In order that the leased premises may be kept in good state of preservation and cleanliness, each tenant shall, during the continuance of its lease, permit the janitor of the Landlord to take charge of and clean the said leased premises.

     f. No tenant, shall employ any person or persons other than the janitor of the Landlord for the purpose of cleaning or taking charge of said premises without Landlord's prior written consent and it is understood and agreed that the Landlord shall in no wise be responsible to any tenant for any damage done to the furniture or other effects of any tenant by the janitor or any of his employees, or any other person, or for any loss of property of any kind whatever from leased Premises, however occurring. Tenant will see each day that the doors to its premises are securely locked before leaving the Building.

     g. Tenants, their clerks or servants, shall not make or commit any improper noises or disturbances of any kind in the Building, smoke in elevators, or mark or defile the water closets, or toilet rooms, or the walls, windows or doors of the Building, or interfere in any way with other tenants or those having business with them.

     h. Music, including vocal and instrumental, shall not be permitted at volumes audible outside the Premises.

     i. No tenant shall do or permit anything to be done, in said Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any other way injure or annoy them or conflict with the laws relating to fires, or with the regulations of the Fire Department or with any insurance policy upon said Building or any part thereof, or conflict with any of the rules and ordinances of the Board of Health.

     j. Each tenant shall promptly and at its expense execute and comply with all laws, rules, order, ordinances and regulations of the city, county, state or federal government, and of any department or bureau of any of them and of any other governmental authority having jurisdiction over the said Premises, affecting the tenant's occupancy of the demised Premises or tenant's business conducted thereon.

     k. Nothing shall be thrown or allowed to drop by the tenants, their clerks or employees out of the windows or doors, or down the passages or skylight of the Building, and no tenant shall sweep or throw, or permit to be swept or thrown from its premises, any dirt or other substances into any of the corridors or halls, elevators or stairways of said Building.

     l. No animals or birds shall be kept in or about any premises or permitted therein.

     m. If tenants desire to introduce signalling, telegraphic, telephonic or other wires and instruments into their premises, the Landlord will direct the electricians as to where and how the same are to be placed, and without such directions no placing, boring or cutting for wires will be permitted. Landlord shall in all cases retain the right to require the placing and using of electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building, and to require the changing of wires and of their placing and arrangements as Landlord may deem necessary, and further to require compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto, and in event of non-compliance with such requirements and rules Landlord shall have the right to immediately cut and prevent the use of such wires.

     n. A directory in a conspicuous place on the first floor will be provided by the Landlord, on which the names of tenants will be placed by the Landlord at its discretion.

     o. Tenants shall not use or keep in the building any explosives, kerosene, gasoline, benzine, camphene, burning fluid or other flammable material.

     p. No tenant or employees of any tenant shall go upon the roof of said Building without the written consent of the Landlord.

     q. No article shall be fastened to or holes drilled or nails or screws driven into the walls or partitions, nor shall the walls or partitions be painted, papered or otherwise covered in such a way as to cause permanent damage or in any way marked or broken, nor shall any attachment be made to the electric lighting wires of the Building for storing of electricity, or for the running of motors or other purpose, nor will machinery of any kind be allowed to be operated in any premises, nor shall any tenant use any other method of heating than that provided by Landlord, without the prior written consent of the Landlord. Tenants desiring to put in telephone junction or control boxes in the Premises will notify the Landlord who will designate where the same shall be placed. No mechanics shall be allowed in or about the Building other than those employed by the Building management without the written consent of the Landlord first having been obtained.

     r. Access may be had by the tenants to the halls, corridors, elevators and stairways in the Building and to the offices leased by them at any time or times. Access to the Building may be refused unless the person seeking admission is known to the watchman in charge, or has a pass or is properly identified. The Landlord shall in no case be liable in damages for the admission or exclusion of any person from said Building. In case of invasion, mob riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during continuance of the same by closing the doors or otherwise for the safety of the tenants and protection of property in said Building.

     s. The Landlord in all cases shall prescribe the method and manner in which any merchandise, heavy furniture, large packages or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall he done. The Landlord shall in all cases retain the right to prescribe the weight and proper position of such heavy furniture and safes and all damage done to the Building taking in or out of such merchandise, heavy furniture, large packages or safes or any damage done to the Building while said property shall be therein, shall be made good and paid for by the tenant by, through or under whom the said damage may have been done. All furniture, safes or fixtures shall be provided with supports, glides or castors that will meet the approval of the management of the Building.

     t. The Landlord reserves the right to rescind any of these rules and to make such other and further rules and regulations as in Landlord's judgement may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Building, and for the preservation of good order therein, which, when so made and notice thereof shall have been given to any tenant, shall have the same force and effect as if originally made a part of the foregoing Lease, and such, other and further rules, shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant under the foregoing Lease of the Premises therein referred to.

     u. If any of these rules and regulations directly contradict the terms of the foregoing Lease, the terms of said Lease shall prevail.

                                  EXHIBIT "E"
                               SPECIAL PROVISIONS


1.   Improvements Allowance.

     (a) Landlord shall contribute (subject to adjustment as provided hereinbelow in subparagraph 1(b) of this Exhibit "E") Seven Hundred Sixty-One Thousand One Hundred Fifty-One and 15/100 Dollars ($761,151.15) ("Landlord's Contribution") toward only the following costs (the "Designated Costs") of the work performed pursuant to making the Premises ready for Tenant's access, use and occupancy (the "Upfit Work", it being understood that the term Upfit Work, as used herein, shall mean both the "Phase I Work" and the "Phase II Work", as said terms are defined hereinbelow), and for no other purpose (except as provided in subparagraph 1(b) and in Paragraph 15 of this Exhibit "E" below):
(i) the costs of completing and approving the Layout Plan and Finish Schedule (as these terms are defined hereinbelow in Paragraph 2 of this Exhibit "E"),
(ii) the costs of the preparation of the Plans (as defined hereinbelow in Paragraph 3 of this Exhibit "E"), and (iii) the costs of all construction work performed in accordance with the Plans. Landlord's Contribution represents an amount equal to Fifteen and 15/100 Dollars ($15.15) multiplied by the rentable square footage within the Premises.


     (b) Except as set forth below in numbered Paragraph 15 of this Exhibit "E", Landlord's Contribution shall be adjusted according to the following terms:

           (i) If the actual aggregate Designated Costs are greater than $15.15 per rentable square foot, but less than or equal to $15.65 per rentable square foot, the Designated Costs in excess of $15.15 per rentable square foot shall be shared equally by Landlord and Tenant. Any amount due from Tenant pursuant to this subparagraph (i) shall be payable by Tenant promptly upon demand.

          (ii) If the actual aggregate Designated Costs are greater than $15.65 per rentable square foot, but less than or equal to $15.90 per rentable square foot, the Designated Costs in excess of $15.65 per rentable square foot shall be at Tenant's sole cost and expense. Any amount due from Tenant pursuant to this subparagraph (ii) shall be payable by Tenant promptly upon demand.

          (iii) If the actual aggregate Designated Costs are greater than $15.90 per rentable square foot, the Designated Costs in excess of $15.90 per rentable square foot shall be at Landlord's sole cost and expense.

          (iv) If the actual aggregate Designated Costs are less than $15.15 per rentable square foot, but greater than or equal to $14.75 per rentable square foot, the amount of Landlord's Contribution which is not expended on Designated Costs shall be shared equally by Landlord and Tenant. Any amount due to Tenant pursuant to this subparagraph (iv) shall be credited against Tenant's installments of Annual Rental first coming due hereunder.

          (v) If the actual aggregate Designated Costs are less than $14.75 per rentable square foot, the amount of Landlord's Contribution which is not expended on Designated Costs and which is attributable to Designated Costs having been less than $14.75 per rentable square foot shall also be credited against Tenant's payments of Annual Rental first coming due hereunder.

     2. Layout Plan and Finish Schedule. On or prior to November 22, 1994, Tenant and Landlord shall work together in good faith and shall finalize the Tenant's layout and design plan (the "Layout Plan") for the Premises and Tenant's finish schedule for the Premises (the "Finish Schedule"). Tenant agrees that it shall cause Tenant's designated representative timely to meet with Landlord's architect in Raleigh, North Carolina, regarding same.

     3. Plans. On or before November 30, 1994, provided that Tenant and Landlord have approved and finalized the Layout Plan and the Finish Schedule on or before November 22, 1994, Landlord shall prepare a complete set of plans and specifications for the Premises (the "Plans"). Such Plans shall include (i) the Layout Plan, (ii) the Finish Schedule, and (iii) all other construction documents (such as mechanical, electrical, lighting and ceiling plans) that are required to obtain any necessary construction permits for the Upfit Work. The Plans, once finalized by Landlord, and mutually approved, as hereinbelow provided, shall then be attached to this Lease as Exhibit "C".

     4. Construction of Phase 1. Upon the completion of the Plans and the final approval of same by Landlord and Tenant, such approval to be provided by both Landlord and Tenant, negotiating in good faith and with due diligence, on or before December 2, 1994, Landlord shall submit the Plans for permitting. Further, on or before November 22, 1994, Landlord shall also submit the portion of the Plans, though not finalized, related to that certain portion of the Premises consisting of approximately 12,000 rentable square feet and identified as "Phase I" on Exhibit "B" ("Phase I") to a general contractor selected by and satisfactory to Landlord to obtain an estimate for the conduct of the portion of the Upfit Work attributable to Phase I (the "Phase I Work") in accordance with the Plans. Such estimate shall be received by Landlord from the selected general contractor on or before November 30, 1994. The contract for the conduct of all Phase I Work shall be issued to such general contractor on or before December 1, 1994, or as soon thereafter as practicable. Such general contractor shall commence construction on December 2, 1994, or as soon thereafter as practicable.

     5.  Substantial Completion of Phase I Work. Landlord intends to have
Phase I ready for Tenant's access, with all Phase I Work substantially complete (i.e., complete except for punchlist items), on or before January 6, 1995. Tenant shall provide Landlord with its punchlist items on or before the date that is thirty (30) days following the date that Landlord informs Tenant that Phase I is ready for Tenant's access, and Landlord will use good faith and due diligent efforts to correct said punchlist items within thirty (30) days following its receipt of said list. Landlord hereby agrees that if Landlord has Phase I ready for Tenant's access, with all Phase I Work (excepting punchlist items) substantially complete prior to January 6, 1995, then Landlord will deliver same to Tenant on such earlier date. Tenant shall be entitled to occupy and use Phase I during the Pre-Commencement Occupancy Period on the terms and conditions of this Lease, except that Tenant shall have no obligation to pay any rentals during said Pre-Commencement Occupancy Period, all as described in numbered Paragraph 2 of the main body of this Lease.

     6. Construction of Phase II. On or before December 2, 1994, Landlord shall submit the portion of the Plans related to the balance of the Premises which is not included in Phase I ('Phase II") to two (2) general contractors selected by and reasonably satisfactory to Landlord to obtain estimates for the conduct of the portion of the Upfit Work attributable to Phase II (the "Phase II Work") in accordance with the Plans. Such estimates shall be received by Landlord from the selected general contractors on or before December 16, 1994. The two (2) estimates received shall be shared with a designated representative of the Tenant, and the contract for the conduct of all Phase II Work shall be issued to the general contractor which submits the lowest qualified bid (unless Landlord and Tenant mutually agree to issue the contract to a general contractor that did not submit the lowest bid). A general contractor shall be selected to perform such Phase II Work on or before December 30, 1994. After the selection of a general contractor to perform the Phase II Work, such general contractor shall commence construction on January 2, 1995, or as soon thereafter as practicable.

     7.  Substantial Completion of Phase II Work. Landlord intends to have
Phase II ready for Tenant's access, with all Phase II Work substantially complete (i.e., complete except for punchlist items), on or before March 15, 1995. Tenant shall provide Landlord with its punchlist items on or before the date that is thirty (30) days following the Commencement Date, and Landlord will use good faith and due diligent efforts to correct said punchlist items within forty-five (45) days following its receipt of said list. Landlord hereby agrees that if Landlord has the Premises ready for Tenant's access, with all Phase II Work (excepting such punchlist items) substantially complete prior to March 15, 1995, then Landlord will deliver same to Tenant on such earlier date, and Tenant shall be entitled to occupy and use Phase 11 during the period commencing on such date of delivery by Landlord through the Commencement Date (the "Phase II Pre-Commencement Occupancy Period") on the terms and conditions of this Lease, except that Tenant shall have no obligation to pay any rentals during said Phase II Pre-Commencement Occupancy Period. Further, Landlord will allow Tenant a period of ten (10) days prior to Landlord's delivery of Phase II to Tenant during which time Tenant shall be entitled to conduct any work on Phase II that Tenant deems necessary or appropriate, including (i) wiring for telephone and computer systems, (ii) installation of furniture and fixtures and (iii) any other work that Tenant deems necessary or appropriate (provided, however, that Tenant must coordinate any such work with Landlord's architect). Tenant shall ensure that any such work performed by Tenant pursuant to the immediately preceding sentence does not interfere with the general contractor's completion of the Phase II Work.

     8. Tenant's Delays. Notwithstanding anything contained in this Lease to the contrary, including the provisions of Paragraph 4 of the main body of this Lease and Paragraphs 5 and 7 of this Exhibit "E", the Commencement Date shall not be adjusted to the date that Landlord substantially completes the Upfit Work and provides Tenant with access to the Premises if (and/or to the extent that) the reason that Landlord cannot substantially complete the Upfit Work and/or provide Tenant with access to the Premises is due to any delay which has been caused by Tenant [or any of its agent(s), employee(s) or contractor(s)], including any failure to meet any of the deadlines set forth in Paragraphs 2-4 of this Exhibit "E".

     9. After-Hours HVAC. In the event Tenant desires HVAC services to the Premises other than during the Building normal operating hours of 7:00 a.m. - 6:00 p.m. Monday through Friday, 8:00 a.m. - 1:00 p.m. Saturday, excluding holidays, then Tenant shall pay to Landlord the actual cost to Landlord of providing such services, such payment to be made within ten (10) days following receipt by Tenant of the invoice(s) therefor. Without limiting the generality of the foregoing, Landlord estimates the cost of providing such additional services to be approximately Twenty-Five and No/100 Dollars ($25.00) per hour.

     10. Excess Utilities Costs. In addition to the after-hours HVAC services costs described in Paragraph 9 of this Exhibit "E" above, in the event Tenant's use of the Premises results in an electrical demand in excess of seven
(7) watts per rentable square foot of the Premises, Tenant shall also be responsible for both the costs related to Landlord increasing the capacity of the electrical system(s) serving the Premises and the additional electricity costs above and beyond Tenant's proportionate share of Building standard electrical usage. Such payment shall be made by Tenant to Landlord within ten
(10) days following receipt by Tenant of an invoice therefor.

     11. Additional Parking. Landlord agrees, at Landlord's expense, to expand the Building site by approximately one (1) acre and to construct additional parking spaces so that there will be a total of at least 500 parking spaces for the Building, as shown generally on Exhibit "F". Landlord will use good faith and duly diligent efforts to make such additional spaces available on or about June 1, 1995. Tenant shall have the right to use up to 300 of such parking spaces, on a nonexclusive basis with other tenants in the Building. In the event Tenant expands the Premises, as herein provided, then Tenant shall be entitled to the nonexclusive use of additional parking spaces computed at the ratio of four (4) additional parking spaces for each additional 1,000 rentable square feet of space leased by Tenant. In the event that Landlord ever determines, in its reasonable discretion, that (a) the overall parking for the Building is congested, and (b) that Tenant is exceeding its allocated parking entitlement, as herein described, then Landlord will notify Tenant of same and Tenant shall promptly take whatever corrective action is required to remedy same.

     12. Interim Space. Landlord shall consent to a subleasing arrangement which will make available to Tenant, at no cost to Tenant, for a period commencing on December 1, 1994, and terminating on January 31, 1995, approximately 3,157 square feet of space on the first floor of the Crossroads Office Building I (the "Interim Space"), provided Tenant enters into a sublease with the present tenant in the Interim Space which is reasonably satisfactory to Landlord.

     13. Right of First Refusal. During the Initial Term of this Lease, provided Tenant is not then in default beyond any applicable cure period under any of the terms, conditions or provisions of this Lease on its part to observe, comply with or fulfill, Landlord hereby agrees to work in good faith with Tenant to make available to Tenant any available space within the Building (or any other building owned or controlled by Landlord within Crossroads Corporate Park) under the terms and conditions of this Paragraph 13, as follows:

          (a) Notice By Tenant. For Tenant to be granted any right of first refusal under this Paragraph 13, Tenant must notify Landlord in writing ("Tenant's Notice") that Tenant anticipates needing additional space within ninety (90) days following the date that Landlord receives Tenant's Notice (such 90-day period beginning on the date Landlord receives Tenant's Notice hereinafter referred to as the "RFR Period"). Upon receipt by Landlord of Tenant's Notice, Landlord will inform Tenant of space, if any, that is then (or that within such RFR Period is scheduled to become) available for leasing in Crossroads Corporate Park in any Building that at such time is owned or controlled by Landlord (the "Park"). The applicable space within the Park that is or later in fact becomes available shall then be designated the "Expansion Space" for the purposes of this Paragraph 13. Without limiting the generality of the foregoing, "Expansion Space" shall not be deemed to include any space which, though scheduled to become available, is subsequently leased to the existing tenant or existing occupant of such space (whether pursuant to a renewal or an extension of an existing lease or otherwise) and consequently does not become vacant and available [except that, within the Building (as opposed to within other buildings in the Park), only space renewed pursuant to an enforceable renewal, extension or option provision in favor of the applicable tenant will be excluded from such "available" space.] During the RFR Period, Tenant shall have a right of first refusal ("RFR") to lease the Expansion Space under the terms and conditions of subparagraph 13(b) below. Notwithstanding anything herein to the contrary, however, in no event shall Tenant be entitled to lease less than all of any contiguous space that becomes available in the Park if, in Landlord's reasonable discretion, the portion(s) remaining of such Expansion Space would be commercially unmarketable (in the manner and for the purposes in which the Landlord then markets space in the Park).

     (b) Right of First Refusal. If Landlord proposes to lease the Expansion Space [or, subject to the provisions of the last sentence of subparagraph 13(a) above, such applicable portion thereof] during the RFR Period to another prospective tenant on mutually agreeable terms ("Lease Proposal"), then the space that Landlord proposes to lease pursuant to the Lease Proposal must first be offered, in writing, to Tenant at the same rental rate and under the same terms and conditions (or, as applicable, under such rental rate and such terms and conditions which provide to Landlord the equivalent net economic effect) as under the terms and conditions of the Lease Proposal which Landlord is prepared to make (or accept, as applicable) regarding such third party prospective tenant. Tenant shall have five (5) days following its receipt of such Lease Proposal to accept such offer. In the event Tenant does not exercise its right to lease the Expansion Space (or such applicable portion thereof) under the terms and conditions of the Lease Proposal, then for the remainder of the RFR Period (i) Tenant's rights under this Paragraph 13 shall automatically expire without further notice with respect to all Expansion Space, and (ii) Landlord shall be permitted to lease all or any portion(s) of the Expansion Space to any party on any terms whatsoever without having to offer such space to Tenant. In the event Tenant elects to accept an offer and lease any Expansion Space having less square footage than Tenant needs, Tenant's RFR shall remain open for the remainder of the applicable RFR Period.

     (c)  Additional Notices.    In the event Tenant shall have given a Tenant's
Notice as described above and Tenant shall have been presented with and failed to accept a Lease Proposal, such that Tenant's RFR regarding such Tenant's Notice shall have expired, as set forth in subparagraph 13(b) above, then Tenant shall not be entitled to give another Tenant's Notice until the end of the 90-day period of such prior RFR Period.

     (d) Expiration of Rights of First Refusal. Tenant's rights under this Paragraph 13 shall terminate on the date of the expiration of the Initial Term. TIME IS OF THE ESSENCE WITH RESPECT TO TENANT'S EXERCISE OF THIS RIGHT OF FIRST REFUSAL.

14. Additional Security . As a material inducement for Landlord entering into this Lease, the performance by Tenant of its obligation to pay Annual Rental pursuant to the terms of this Lease is secured by an irrevocable standby letter of credit (together with any applicable extensions or replacements thereto, the "Letter of Credit") from NBD Bank, N.A. (the "Issuing Bank"), which has been provided contemporaneously herewith on behalf of Tenant, and a copy of which is attached to this Lease as Exhibit "G". Notwithstanding anything herein to the contrary, including, without limitation, the provisions of Paragraph 19 of the main body of this Lease, upon the occurrence of an Event of Default by Tenant prior to the end of the fourth (4th) Lease Year resulting from Tenant's failure to pay any installment of Annual Rental or any component thereof (i.e., Minimum Rental, the tax payments due under Paragraph 3(b)(1)(D) of the main body of the Lease, the Monthly Estimate, or the Annual Payment), Landlord shall be entitled to liquidated damages according to the following schedule, and shall be entitled to exercise its rights to such liquidated damages by drawing against the Letter of
Credit:


 If the Event of Default occurs:                     Then, liquidated damages
                                                     amount shall be:

 1.     During Lease Year One:                       $409,464.18

 2.     During Lease Year Two:                       $279,674.92

 3.     During Lease Year Three:                     $139,837.46

 4.     During Lease Year Four:                      $ 69,918.73

     Provided, however, except as provided in the last grammatical paragraph of this Paragraph 14 of Exhibit "E", Landlord shall not be entitled to exercise its right to said liquidated damages by drawing against the Letter of Credit until such time as (i) an Event of Default has occurred under the Lease prior to the end of the fourth (4th) Lease Year resulting from Tenant's failure to pay any installment of Annual Rental or any component thereof (a "Rent Default"), (ii) Landlord has commenced a legal proceeding against Tenant in a court of competent jurisdiction that alleges that a Rent Default has occurred, and (iii) provided the Issuing Bank with a statement that a Rent Default has occurred, in accordance with the provisions in the Letter of Credit regarding such statement.

     LANDLORD AND TENANT AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTABLISH LANDLORD'S DAMAGES BY REASON OF TENANT'S DEFAULT, THAT THE AMOUNTS SET FORTH ABOVE AS LIQUIDATED DAMAGES ARE REASONABLE ESTIMATES OF LANDLORD'S DAMAGES, AND THAT LANDLORD SHALL BE ENTITLED UNDER THE CONDITIONS SET FORTH HEREINABOVE TO DRAW UPON THE LETTER OF CREDIT AND TO RETAIN THE AMOUNT(S) COLLECTED THEREUNDER AS LANDLORD'S SOLE REMEDY AGAINST TENANT. LANDLORD AND TENANT FURTHER AGREE THAT SUCH AMOUNTS ARE REASONABLE SUMS FOR LIQUIDATED DAMAGES AS OF THE DATE OF THIS LEASE. BY PLACING THEIR INITIALS IMMEDIATELY BELOW, LANDLORD AND TENANT EACH CONFIRM THAT THEY HAVE READ AND UNDERSTAND AND ACCEPT THIS LIQUIDATED DAMAGES PROVISION.

     In addition to the foregoing provisions regarding the Letter of Credit, Landlord and Tenant recognize that the initial expiration date of the Letter of Credit is April 15, 1996. The Letter of Credit provides that it will be automatically extended for three (3) additional consecutive periods of twelve
(12) months each, through April 15, 1999), unless the Issuing Bank notifies Landlord at least ninety (90) days

     (b) Notwithstanding anything in numbered Paragraph 1 of this Exhibit "E" to the contrary, in the event the total Designated Costs regarding the Upfit Work, exclusive of the Additional Costs related to Non-Standard Improvements, is less than the amount of Landlord's Contribution, then so much of said Landlord's Contribution which is not required for the completion of the balance of such Upfit Work (i.e., except for the Non-Standard Improvements) (the "Surplus Allowance") shall be allocable against the total of such Additional Costs, up to a maximum amount allocable, of Seventy-five Thousand Three Hundred Sixty-one and 50/100 Dollars ($75,361.50)(the "Maximum Allocation"). All amounts in excess of said Maximum Allocation shall be at the sole cost and expense of Tenant and shall be payable by Tenant to Landlord promptly upon demand. Further, in the event the amount of the Additional Costs exceeds any applicable Surplus Allowance, or, if there is no Surplus Allowance (i.e., the costs to complete the Upfit Work, exclusive of the Non-standard Improvements equals or exceeds the amount of Landlord's Contribution), then Tenant shall also be solely responsible for the entire amount of the Additional Costs not covered by any applicable Surplus Allowance, which amount shall be payable by Tenant to Landlord promptly upon demand.

     (c) In addition to the payment of any applicable Additional Costs by Tenant as described above, and notwithstanding anything in the Lease to the contrary, Tenant shall be solely responsible, at Tenant's sole cost and expense, for the maintenance, repair and replacement of all Non-Standard Improvements. Further, the electrical service to the Non-Standard Improvements shall be submetered, and Tenant shall be solely responsible for the cost thereof. Such costs shall be invoiced monthly and paid by Tenant promptly upon receipt.

     (d) In the event that all of the Additional Costs are paid solely by Tenant [i.e., no portion of the Landlord's Contribution has been applied towards such costs as provided in subparagraph 15(b) above], then Tenant shall be allowed to remove from the Premises upon the expiration or earlier termination of this Lease those items of the Non-Standard Improvements consisting of any applicable computer raised flooring, any applicable stand-up HVAC unit located in the computer room (but not any roof-mounted unit) and any specialized fire suppression system. Tenant shall cause such items to be removed in a good and workmanlike manner. Any of such items not removed upon such expiration or earlier termination of the Lease shall thereupon automatically become the sole property of Landlord, unless Landlord and Tenant shall have entered into a separate written agreement regarding same.

                                  EXHIBIT F

CROSSROADS II - Site Plan                         Depicting 500 Parking Spaces



Additional Acreage to be added
to Site and additional parking
spaces to be constructed












Crossroads I Building Parking
(Not Crossroads II)

            Exhibit G Syntel, Inc. Lease, dated 11/30/94  Page 1 of 4

[NBD    NBD Bank, N.A.                              IN ALL CORRESPONDENCE                     CABLES: NATIONBANK DET
LOGO]   INTERNATIONAL DIVISION                      QUOTE OUR REFERENCE NO.                    TELEX: TRT 164177
        Letter of Credit Department                                                                   ITT 4320060
        P.O. Box 330116                             < BY MAIL     BY WIRE >               S.W.I.F.T.: NBDD US33
        Detroit, Michigan  48232-6116                                                            FAX: (313) 225-1111 Imports/Standby
        (313) 225-1000                                                                                (313) 225-2505 Exports


IRREVOCABLE STANDBY                             PLACE AND DATE OF ISSUE:
LETTER OF CREDIT NO. S135457                    DETROIT, MI/DECEMBER 01, 1994

*** B E N E F I C I A R Y ***                   ***   A P P L I C A N T   ***
NATIONSBANK OF NORTH CAROLINA NA                SYNTEL, INC.
AS TRUSTEE FOR THE PUBLIC                       5700 CROOKS ROAD, SUITE 301
EMPLOYEES RETIREMENT SYSTEM OF                  TROY, MI  48098
OHIO C/O NATIONSBANK OF NORTH
CAROLINA, N.A.
NATIONSBANK REAL ESTATE
INVESTMENT SERVICES
NATIONSBANK PLAZA, 11TH FLOOR
(NC1-002-11-07)
CHARLOTTE, NORTH CAROLINA
28255-0131

ATTN:  MR. GEORGE MASSENGALE
       VICE PRESIDENT

***  EXPIRY DATE/PLACE  ***                     ***   AVAILABLE AT/BY:   ***
EXPIRES ON APRIL 14, 1996                       OUR OFFICE ONLY BY PRESENTATION
(UNLESS EXTENDED AS PROVIDED                    OF DOCUMENT(S) REQUIRED AND YOUR
BELOW) FOR PRESENTATION AT OUR                  DRAFT(S) DRAWN AT SIGHT.
OFFICE.

A M O U N T O F C R E D I T : NOT TO EXCEED, IN THE AGGREGATE 409,464.18 (FOUR HUNDRED NINE THOUSAND FOUR HUNDRED SIXTY FOUR AND 18/100) U.S. DOLLARS.

GENTLEMEN,

AT THE REQUEST AND FOR THE ACCOUNT OF THE ABOVE NAMED APPLICANT, WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT IN YOUR FAVOR WHICH IS AVAILABLE AS INDICATED ABOVE AGAINST PRESENTATION OF YOUR DRAFT(S) DRAWN ON NBD BANK, N.A., DETROIT, MICHIGAN, WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

    - - - - - - - - - D O C U M E N T S  R E Q U I R E D - - - - - - - - -

A DATED STATEMENT BEARING AN ORIGINAL SIGNATURE PURPORTING TO BE AN AUTHORIZED SIGNER FOR NATIONSBANK OF NORTH CAROLINA, N.A., AS TRUSTEE FOR THE PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO, (INDICATING THE NAME AND TITLE/CAPACITY OF THE SIGNER), READING AS FOLLOWS:


                         <<< CONTINUED ON NEXT PAGE >>>

            Exhibit G Syntel, Inc. Lease dated 11/30/94  Page 2 of 4

[NBD    NBD Bank, N.A.                              IN ALL CORRESPONDENCE                     CABLES: NATIONBANK DET
LOGO]   INTERNATIONAL DIVISION                      QUOTE OUR REFERENCE NO.                    TELEX: TRT 164177
        Letter of Credit Department                                                                   ITT 4320060
        P.O. Box 330116                             < BY MAIL     BY WIRE >               S.W.I.F.T.: NBDD US33
        Detroit, Michigan  48232-6116                                                            FAX: (313) 225-1111 Imports/Standby
        (313) 225-1000                                                                                (313) 225-2505 Exports

OUR REF. NO. S135457                    PAGE  2
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

"WE HEREBY CERTIFY THAT THE AMOUNT OF $ (SPECIFY) DRAWN UNDER NBD BANK, N.A. LETTER OF CREDIT NO. S135457, AS EVIDENCED BY OUR DRAFT ACCOMPANYING THIS STATEMENT, IS PAYABLE TO NATIONSBANK OF NORTH CAROLINA, N.A., AS TRUSTEE FOR THE PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO, BECAUSE AN EVENT OF DEFAULT HAS OCCURRED BY SYNTEL, INC. UNDER THE TERMS OF THAT CERTAIN LEASE AGREEMENT DATED NOVEMBER 30, 1994 BETWEEN OURSELVES AND SYNTEL, INC."

   - - - - - - - - - - -  O T H E R  C O N D I T I O N S - - - - - - - - - - -

PARTIAL DRAWINGS ARE PERMITTED.

UNLESS EXTENDED AS SET FORTH BELOW, THIS LETTER OF CREDIT SHALL EXPIRE, FOR PRESENTATION OF YOUR DRAWING HEREUNDER, AT OUR OFFICE AT 645 GRISWOLD, 1950 PENOBSCOT BLDG., DETROIT, MI 48226 ON APRIL 14, 1996 (THE "INITIAL EXPIRY DATE"). IF EXTENDED AS SET FORTH BELOW, THE EXPIRY DATE OF THIS LETTER OF CREDIT SHALL BE EACH SUCCEEDING APRIL 14, (THE "EXTENDED EXPIRY DATE(S)"), BUT IN NO EVENT LATER THAN APRIL 14, 1999 (THE "FINAL EXPIRY DATE"). THE INITIAL EXPIRY DATE AND THE EXTENDED EXPIRY DATE(S) SHALL BE AUTOMATICALLY EXTENDED (WITHOUT THE NECESSITY OF A FORMAL AMENDMENT TO THIS LETTER OF CREDIT) FOR AN ADDITIONAL PERIOD OF ONE YEAR UNTIL APRIL 14 OF THE FOLLOWING CALENDAR YEAR, BUT IN NO EVENT BEYOND THE FINAL EXPIRY DATE, UNLESS WE SHALL HAVE MAILED TO YOU BY REGISTERED MAIL RETURN RECEIPT REQUESTED, AT YOUR ADDRESS SHOWN ABOVE (OR SUCH OTHER ADDRESS AS YOU MAY HAVE SPECIFIED TO US IN WRITING FROM TIME TO
TIME), AT LEAST NINETY (90) DAYS PRIOR TO EACH RESPECTIVE INITIAL OR EXTENDED EXPIRY DATE(S), WRITTEN NOTICE OF OUR INTENTION NOT TO EXTEND THIS LETTER OF CREDIT AS PROVIDED HEREIN (THE "NON-EXTENSION NOTICE"). IN THE EVENT WE HAVE SENT SUCH NON-EXTENSION NOTICE TO YOU, YOU SHALL THEN BE ENTITLED TO DRAW AND PRESENT YOUR ONE SIGHT DRAFT FOR UP TO THE THEN REMAINING BALANCE OF THIS LETTER OF CREDIT (THE "NON-EXTENSION DRAWING") WITHOUT BEING REQUIRED TO PRESENT THE OTHER DOCUMENTATION DETAILED IN THIS LETTER OF CREDIT, IF ANY, EXCEPT FOR THE ORIGINAL OF THIS LETTER OF CREDIT INSTRUMENT WHICH MUST BE SURRENDERED WITH YOUR NON-EXTENSION DRAWING. SUCH NON-EXTENSION DRAWING MUST BE PRESENTED TO OUR OFFICE NOT LATER THAN THE THEN RELEVANT INITIAL OR EXTENDED EXPIRY DATE.

NOTWITHSTANDING ANY TERM OR PROVISION HEREIN TO THE CONTRARY,


                         <<< CONTINUED ON NEXT PAGE >>>

            Exhibit G Syntel, Inc. Lease dated 11/30/94  Page 3 of 4

[NBD    NBD Bank, N.A.                              IN ALL CORRESPONDENCE                     CABLES: NATIONBANK DET
LOGO]   INTERNATIONAL DIVISION                      QUOTE OUR REFERENCE NO.                    TELEX: TRT 164177
        Letter of Credit Department                                                                   ITT 4320060
        P.O. Box 330116                             < BY MAIL     BY WIRE >               S.W.I.F.T.: NBDD US33
        Detroit, Michigan  48232-6116                                                            FAX: (313) 225-1111 Imports/Standby
        (313) 225-1000                                                                                (313) 225-2505 Exports

OUR REF. NO. S135457                    PAGE  3
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

SUBJECT TO BEING EXTENDED FOR SUCH PERIODS AS PROVIDED ABOVE, THE AGGREGATE AMOUNT OF THIS LETTER OF CREDIT SHALL BE REDUCED AS FOLLOWS DURING THE THREE
(3) EXTENSION TERMS UNDER THIS LETTER OF CREDIT:

- FROM APRIL 15, 1996, THROUGH APRIL 14, 1997, THE AGGREGATE AMOUNT OF THIS LETTER OF CREDIT SHALL BE REDUCED TO TWO HUNDRED SEVENTY-NINE THOUSAND SIX HUNDRED SEVENTY-FOUR AND 92/100 DOLLARS ($279,674.92) MINUS ANY SUMS (IF ANY) PREVIOUSLY DRAWN BY THE BENEFICIARY HEREUNDER.

- FROM APRIL 15, 1997, THROUGH APRIL 14, 1998, THE AGGREGATE AMOUNT OF THIS LETTER OF CREDIT SHALL BE REDUCED TO ONE HUNDRED THIRTY-NINE THOUSAND EIGHT HUNDRED THIRTY-SEVEN AND 46/100 DOLLARS ($139,837.46) MINUS ANY SUMS (IF ANY) PREVIOUSLY DRAWN BY THE BENEFICIARY HEREUNDER SINCE THE DATE OF ISSUANCE OF THIS LETTER OF CREDIT.

- FROM APRIL 15, 1998, THROUGH APRIL 14, 1999, THE AGGREGATE AMOUNT OF THIS LETTER OF CREDIT SHALL BE REDUCED TO SIXTY-NINE THOUSAND NINE HUNDRED EIGHTEEN AND 73/100 DOLLARS ($69,918.73) MINUS ANY SUMS (IF ANY) PREVIOUSLY DRAWN BY THE BENEFICIARY HEREUNDER, SINCE THE DATE OF ISSUANCE OF THIS LETTER OF CREDIT.

THE ORIGINAL OF THIS LETTER OF CREDIT MUST BE RETURNED TO US WITH ANY DRAWING(S) HEREUNDER FOR OUR ENDORSEMENT OF ANY PAYMENT EFFECTED. WE UNDERTAKE TO RETURN SAID ORIGINAL LETTER OF CREDIT TO YOU (UNLESS FULLY UTILIZED OR EXPIRED) TOGETHER WITH OUR ADVICE OF SETTLEMENT.

EACH DRAFT DRAWN HEREUNDER MUST BE MARKED "DRAWN UNDER NBD BANK, N.A. LETTER OF CREDIT NO. (SPECIFY L/C NO.)".

UNLESS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, ICC PUBLICATION NO. 500.




                         <<< CONTINUED ON NEXT PAGE >>>

            Exhibit G Syntel, Inc. Lease dated 11/30/94  Page 4 of 4

[NBD    NBD Bank, N.A.                              IN ALL CORRESPONDENCE                     CABLES: NATIONBANK DET
LOGO]   INTERNATIONAL DIVISION                      QUOTE OUR REFERENCE NO.                    TELEX: TRT 164177
        Letter of Credit Department                                                                   ITT 4320060
        P.O. Box 330116                             < BY MAIL     BY WIRE >               S.W.I.F.T.: NBDD US33
        Detroit, Michigan  48232-6116                                                            FAX: (313) 225-1111 Imports/Standby
        (313) 225-1000                                                                                (313) 225-2505 Exports

OUR REF. NO. S135457                    PAGE  4
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                - - - - - -  E N G A G E M E N T  - - - - - -

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED UPON PRESENTATION AND DELIVERY OF THE DOCUMENTS AS SPECIFIED HEREIN IF PRESENTED TO THIS OFFICE ON OR BEFORE THE EXPIRY DATE INDICATED ABOVE, AS SAME MAY BE EXTENDED AS HEREIN PROVIDED.

VERY TRULY YOURS,


        [SIG]                                     [SIG]
--------------------------------           ---------------------------------
AUTHORIZED SIGNATURE                       AUTHORIZED SIGNATURE

                                  EXHIBIT "H"
                            CLEANING SPECIFICATIONS


AREAS TO BE COVERED
  Clean all areas of the building including entrance lobby, basement areas, loading platforms, public halls, stairwells, lavatories, passageways, elevator cabs. Areas not normally included are: stores, restaurants, banks, concessions, garages, elevator shafts or elevator pits.

1.  LAVATORIES -- DAILY

  a.  Wash all mirrors.
  b.  Wash hand basins and bright work with a non-abrasive cleaner.
  c.  Wash urinals.
  d.  Wash toilet seats using disinfectant in water.
  e.  Wash toilet bowls.
  f.  Damp mop floor using disinfectant in water.
  g. Damp wipe and clean where necessary. Walls and partitions are to be free of hand prints and dust.
  h.  Replenish hand soap, towels, tissues, and sanitary napkins.
  i.  Partition and ventilation louvres to be damp wiped.
  j. Machine scrub floors with approved germicidal detergent solution on a monthly basis.

  Toilet bowl brush shall be used on toilet bowls and care shall be given to clean flush holes under rim of bowls and passage trap. Bowl cleaner shall be used at least once each month and more often if necessary.
  The intent of this specification is that restrooms shall be maintained in a spotlessly clean and odor free condition at all times.

2.  OFFICE AND HALLWAYS (CORRIDORS)

  a.  Dusting--Daily
      All furniture, office equipment and appliances, window sills, etc., will be dusted daily with a treated cloth or static duster. This shall include all horizontal surfaces up to 84 inches high and enough vertical surfaces daily to complete all vertical surfaces within each week. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed. Telephones will be damp wiped.
  b.  Dust Mopping--Daily
      All non-carpeted floor areas will be dust mopped with a treated yarn dust mop daily with special attention being given to areas under desks and furniture to prevent accumulation of dust and dirt. Floor dusting will be done after furniture has been dusted.
  c.  Wastepaper--Ashtrays--Daily
      Wastepaper baskets and ashtrays to be emptied daily and wiped clean. Wastebaskets shall be damp wiped as necessary. Plastic liners where used will be changed as needed.
  d.  Vacuuming--Daily--Weekly
      All rugs and carpets in office areas, as well as public spaces, are to be vacuumed daily in all traffic areas. Hard to reach places, under desks and chairs shall be vacuumed weekly.
      The intent of this specification is to provide a complete vacuuming at least once a week.
  e.  Spot Cleaning Carpets--Daily
      All carpeted areas will be inspected daily for spots and stains. All spots and stains will be removed as soon as possible. Where difficult spots are encountered, a notation should be left with the building management.
  f.  Wet Mopping--Daily and as Needed
      When floors require wet mopping, they will be left in a streak free condition. Extreme care shall be exercised in all mopping so as to avoid splashing walls or furniture. Transporting of water and other liquids over carpeted areas will be done in such a manner to avoid spillage.
  g.  Tile Floors--Daily
      All tile floors will be refinished, buffed, dept. in scuff/spot free condition at all times. Since some tile areas require more attention than others, refinishing and buffing will be done on an as needed basis. Transporting of floor finish and other liquids over carpeted areas will be accomplished in such a manner to avoid spillage.
  h.  Special Floor Coverings--As Necessary
      Parquet, quarry, ceramic, raised computer floors, and other special floor coverings will be treated with appropriate methods and materials.
  i.  Water Coolers--Daily
      Water coolers shall be cleaned and polished daily. The intent of this specification is that water coolers be maintained in a spotlessly clean condition at all times.
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                      CLEANING SPECIFICATIONS-CONTINUED



  j. Spot Cleaning--Daily--As Needed
     All hand prints and spots will be removed from doors and light switches daily. Walls, woodwork, and interior glass spot cleaned as needed.

  k. Cigarette Urns--Daily
     Cigarette urns and ash receivers shall be cleaned as necessary, sanitized and, where required, the same level shall be maintained.

  l. High Dusting--Quarterly
     Pipes, ledges, ceilings, mouldings, picture frames, etc. will be cleaned quarterly or more frequently if necessary.

  m. Venetian Blinds--Periodic
     Venetian blinds will be dusted quarterly and damp wiped annually.

  n. Air Conditioning Grills--Monthly
     All areas around air conditioning and return air grills will be cleaned once each month, or more often, if necessary.

3.   STAIRWAYS & LANDINGS--WEEKLY DAILY

     All stairways and landings will be policed daily. They will be dust mopped with a treated yarn dust mop weekly. Spot cleaning of walls and doors will be done weekly. These areas will be damp mopped and scrubbed as necessary. Hand rails, fire points, and other miscellaneous hardware will be cleaned periodically. If day personnel are available in building, stairwells and landings will be policed and dust mopped daily.

     The intent of this specification is that stairways be kept in a neat and clean condition at all times.

4.   ENTRANCE LOBBY--DAILY

     Entrance lobby will be thoroughly cleaned daily. Lobby glass and metal will be cleaned and dusted daily. Directory board glass will be damp cleaned and wiped. Lobby walls will be dusted and kept free from fingermarks, smudges, etc. Lobby floor and entrance ways are to be thoroughly dust mopped nightly, damp mopped as needed, and buffed and refinished as necessary to maintain a clean and lustrous appearance.

5.   POLISHING--PERIODICALLY

     All door plates, kick plates, brass and metal fixtures within the building will be wiped weekly and polished periodically.

6.   ELEVATORS--DAILY
     a.  All elevators to be vacuumed nightly.
     b.  All stainless steel and metal to be cleaned nightly.
     c.  All elevator tracks to be vacuumed as needed.
     d.  Elevator button panels and elevator doors to be cleaned nightly.
     e.  Carpets will be spotted periodically.
     f. Ceilings, overhead plexiglass, and/or special light fixtures will be cleaned periodically and normally through arrangement with building management.

7.   LIGHT FIXTURES--PERIODICALLY
     The exterior of all light fixtures will be dusted as needed.

GENERAL

PERSONNEL:

  Employees who are to be permanently assigned to your building shall be carefully interviewed, screened, and bonded. They shall be neat and clean in appearance and properly identified.

  Employees shall not eat, drink, or smoke while on duty. Employees shall not disturb papers on desks, open drawers or cabinets, use telephones, televisions or radios.

  All employees shall abide by all building regulations and safety rules which may be promulgated from time to time as they pertain to our operation.

SUPERVISORS:

  Competent supervisory personnel shall be employed, and they will, at a minimum, have completed our 10 week Supervisory Training Course.

  Our Supervisor shall arrive and depart approximately one half hour before and after the cleaning crew.

  The Supervisor will report to the building management any conditions such as leaky faucets, stopped toilets and drains, broken fixtures, etc. The Supervisor will also report any unusual happenings in the building.

OTHER:
  We shall furnish the necessary, appropriate, tested and approved implements, machinery and cleaning supplies for the satisfactory performance of our services.

  Sufficient space in the premises shall be assigned to us for storage of cleaning materials, implements, and machinery. Adequate utilities will be provided to Contractor, without charge, for performance of duties.

  A communications log book shall be kept in a designated place on the premises, in which a record shall be made promptly of, any occurrences requiring building management or contractor's attention.

  We shall furnish Workmen's Compensation and Public Liability Insurance, certification of which shall be forwarded to you.

  All office cleaning, where possible, will be done behind locked doors. In other words, cleaner goes into an office to perform duties, where possible the office entrance door will be locked behind.

  The Building Management may require the dismissal of any employee who is incompetent, careless, insubordinate, or otherwise objectionable, of whose continued employment is contrary to consistent and good relationship with tenants.

  Contractor will be responsible for loss or damage caused by his employees and for conduct of of his employees.

  Upon completion of the daily work, the contractor shall insure that all slop sinks and equipment storage areas are left in a neat and orderly condition; all lights are extinguished, and all doors are locked.

  We shall make reasonable and prompt restitution, by cash, replacement, or repairs, subject to Building Management approval for any damage for which are liable.

  Regular, periodic inspection of the building shall be performed by our management staff with the customers representative. This is in addition to the regular nightly inspection to be performed by the Supervisor.

SCHEDULE OF CLEANING

  Nightly cleaning services shall be rendered five nights each week, Monday through Friday, except on legal holidays.

DAY PERSONNEL SERVICE (IF REQUIRED)

  Contractor shall provide uniformed day personnel whose duties will be coordinated with building management. They shall work eight hours per day, five days per week, Monday through Friday, excluding legal holidays to perform the following:

ENTRANCE LOBBY

  Police and maintain the lobbies to insure they are kept in a neat and clean condition. Lobby glass shall be washed and cleaned as necessary. Particular attention shall be given floor and glass doors during inclement weather.

LAVATORIES

  Day personnel shall make periodic checks of lavatories so that they are kept in a neat and clean condition. Lavatories shall be replenished with supplies. Fixtures shall be cleaned as necessary, waste cans emptied, etc.

BUILDING EXTERIOR

  Entrance of building shall be swept clean of litter and hosed down when possible. Sidewalk shall be kept clean and free of snow and ice within the limitation of regular manpower staffing and equipment provided. Police and maintain loading and driveway areas to insure they are kept neat and clean.

INTERIOR PUBLIC AREAS

  Interior public areas will be policed and mopped as necessary.

MISCELLANEOUS

  Perform other duties as assigned by Building Management and Contractor.